                                                                       Exhibit A

                                                      --------------------------
                                                      For subscribers in B.C.,
                                                      Alberta, U.S. and Offshore
                                                      --------------------------



                  SUBSCRIBER'S NAME: BOTTIN (INTERNATIONAL) INVESTMENTS LIMITED

                                                  PRINCIPAL AMOUNT: USD 500,000
                                                          (MINIMUM CDN$100,000)



                             SUBSCRIPTION AGREEMENT



THIS AGREEMENT MADE EFFECTIVE AS OF THE 25TH DAY OF OCTOBER, 2000 (the "Effective Date").

BETWEEN:

                  MOUNTAIN PROVINCE MINING INC.,
                  1205 - 789 West Pender Street
                  Vancouver, British Columbia
                  Canada V6C 1H2;

                  (the "Company")

AND:

                  THE PARTY NAMED AS PURCHASER BELOW

                  (the "Purchaser")


WHEREAS:

A. The Purchaser wishes to subscribe for units, where each unit consists of one common share (a "Share") and one half of a non-transferable warrant, one whole warrant of which will entitle the purchaser to purchase one additional common share of the Company (the "Securities");

B. It is the intention of the parties to this Agreement that this subscription will be made pursuant to appropriate exemptions (the "Exemptions") from the registration and prospectus or equivalent requirements of all rules, policies, notices, orders and legislation of any kind whatsoever (collectively the "Securities Rules") of all jurisdictions applicable to this subscription;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the receipt of which is hereby acknowledged, the parties covenant and agree with each other (the "Agreement") as follows:

1.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

1.1 The Purchaser represents and warrants to the Company, and acknowledges that the Company is relying on these representations and warranties to, among other things, ensure that it is complying with all of the applicable Securities Rules, that:
     (a) the Purchaser is purchasing Securities in a principal amount which is not less than CDN$97,000 and the Purchaser is purchasing such Securities as principal for its own account and not for the benefit of any other person;

     (b) the Purchaser has not been formed, created, established or incorporated for the purpose of permitting the purchase of the Securities without a prospectus by groups of individuals whose individual share of the aggregate acquisition cost for such Securities is less than CDN$97,000;

     (c) if the Purchaser is resident of an "International Jurisdiction" (which means a country other than Canada or the United States) then:

                  (i) the Purchaser is knowledgeable of, or has been independently advised as to, the applicable Securities Rules of the International Jurisdiction which would apply to this subscription, if there are any;

                  (ii) the Purchaser is purchasing the Securities pursuant to Exemptions under the Securities Rules of that International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Securities under the applicable Securities Rules of the International Jurisdiction without the need to rely on Exemptions; and

                  (iii) the applicable Securities Rules do not require the Company to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

                  the Purchaser will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii) and (iii) above to the satisfaction of the Company, acting reasonably;

     (d) if the Purchaser is not a "U.S. Person" (as defined under Regulation S made under the United States Securities Act of 1933, which definition includes an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U. S. Person), the Purchaser understands and acknowledges that the Securities have not and will not be registered under the United States Securities Act of 1933, and, subject to certain exceptions, the Securities may not be offered or sold within the United States;

     (e) if the Purchaser is a "U.S. Person" (as defined under Regulation S made under the United States Securities Act of
                  1933) the Purchaser has executed and delivered to the Company herewith the certifications set forth in Schedule A attached hereto;

     (f) the Purchaser acknowledges that the Company is relying on the Exemptions in order to complete the trade and distribution of the Securities and the Purchaser is aware of the criteria of the Exemptions to be met by the Purchaser and, if applicable, the Purchaser meets those criteria;

     (g) the Purchaser acknowledges that because this subscription is being made pursuant to the Exemptions:

                  (i) the Purchaser is restricted from using certain of the civil remedies available under the applicable Securities Rules;

                  (ii) the Purchaser may not receive information that might otherwise be required to be provided to the Purchaser under the applicable Securities Rules if the Exemptions were not being used; and

                  (iii) the Company is relieved from certain obligations that would otherwise apply under the applicable Securities Rules if the Exemptions were not being used;

     (h) the Securities are not being subscribed for by the Purchaser as a result of any material information about the Company's affairs that has not been publicly disclosed;

     (i) the offer and sale of these Securities was not accompanied by an advertisement and the Purchaser was not induced to purchase these Securities as a result of any advertisement made by the Company; and

     (j) if the Purchaser is a corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Purchaser is a partnership, syndicate, trust or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, in either case, upon the Company executing and delivering this Agreement, this Agreement will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms and neither the agreement resulting from such acceptance nor the completion of the transactions contemplated hereby conflicts with, or will conflict with, or results, or will result, in a breach or violation of any law applicable to the Purchaser, any constating documents of the Purchaser or any agreement to which the Purchaser is a party or by which the Purchaser is bound.

1.2 The Company represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying on these representations and warranties in entering into this Agreement, that:

     (a) the Company is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated;

     (b) the Company is a reporting issuer in British Columbia, Alberta, and Ontario, and the Company is not, to the best of its knowledge, in material default of any of the requirements of the applicable Securities Rules of those jurisdictions;

     (c) the Company's subsidiaries (the "Subsidiaries"), if any, are valid and subsisting corporations and in good standing under the laws of the jurisdictions in which they were incorporated;

     (d) the common shares of the Company are listed and posted for trading on the TSE and, to the best of its knowledge, the Company is not in material default of any of the listing requirements of the TSE;

     (e) upon their issuance, the Shares will be validly issued and outstanding fully paid and non-assessable common shares of the Company registered as directed by the Purchaser, free and clear of all trade restrictions (except as may be imposed by operation of the applicable Securities Rules) and, except as may be created by the Purchaser, liens, charges or encumbrances of any kind whatsoever;

     (f) the Company and its Subsidiaries, if any, hold all licences and permits that are required for carrying on their business in the manner in which such business has been carried on and the Company and its Subsidiaries, if any, have the corporate power and capacity to own the assets owned by them and to carry on the business carried on by them and they are duly qualified to carry on business in all jurisdictions in which they carry on business;

     (g) all prospectuses, exchange offering prospectuses, offering memorandums, filing statements, information circulars, material change reports, shareholder communications, press releases and other disclosure documents of the Company including, but not limited to, financial statements, contain no untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made;

     (h) to the best of its knowledge, and except as publicly disclosed, there are no material actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting the Company or its Subsidiaries, if any, at law or in equity or before or by any Federal, Provincial, State, Municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and, to the best of the Company's knowledge, there is no basis therefor;

     (i) the Company has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein; and

     (j) to the best of its knowledge, the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of its transactions contemplated under this Agreement will not conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of the Company or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Company is a party or by which it is bound, or any judgment or order of any kind whatsoever of any Court or administrative body of any kind whatsoever by which it is bound.

2.       SUBSCRIPTION

2.1 The Purchaser hereby subscribes the principal amount (the "Subscription Amount") referred to below for and agrees to purchase the Securities or Securities in the principal amount set out below.

2.2 On or before the 25TH day of OCTOBER, 2000, the Purchaser shall deliver the Subscription Amount for the Securities or Securities subscribed for in the form of certified cheque, bank draft, money order or wire transfer payable to "Campney & Murphy, in trust":

     (a) in the case of a certified cheque, bank draft or money order, to:

                  Messrs. Campney & Murphy
                  2100 - 1111 West Georgia Street
                  Vancouver, B.C.  V7X 1K9

                  Attention:  Paul MacNeill

                  OR

     (b)          in the case of a wire transfer to:

                  (in the case of Canadian funds):     or     (in the case of U.S. funds):

                  A/C 1079-579 (Transit no. 0004)             A/C 4601392 (Transit no. 0004)
                  Bank of Montreal                            Bank of Montreal
                  Main Branch, Vancouver                      Main Branch, Vancouver
                  595 Burrard Street                          595 Burrard Street
                  Vancouver, B.C.                             Vancouver, B.C.
                  Canada                                      Canada

3.       COVENANTS, AGREEMENTS AND ACKNOWLEDGMENTS

3.1  The Purchaser covenants and agrees with the Company to:

     (a) concurrent with the execution of this Agreement, fully complete and execute the TSE questionnaire; and

     (b) hold and not sell, transfer or in any manner dispose of the Securities or Shares prior to midnight for a period of six months from the Closing Date (or twelve months, in the case of a Purchaser resident in Ontario) unless the Purchaser has obtained the prior written consent of the TSE or any other regulatory body having jurisdiction to the sale, transfer or disposition, and the sale, transfer or disposition is made in accordance with all applicable Securities Rules.

3.2 The Purchaser acknowledges and agrees that the Securities and Shares will be subject to such trade restrictions as may be imposed by operation of the applicable Securities Rules, and the Securities, share certificate or certificates representing the Shares will bear such legends as may be required by the applicable Securities Rules and by the rules and policies of the TSE. The Purchaser further acknowledges and agrees that it is the Purchaser's obligation to comply with the trade restrictions in all of the applicable jurisdictions and the Company offers no advice as to those trade restrictions except those applying in the jurisdictions in which the Company is a reporting issuer as set out in subparagraph 1.2(b) above.

3.3  The Company covenants and agrees with the Purchaser to:

     (a) file the documents necessary to be filed under the applicable Securities Rules, including Forms 20 (or the forms equivalent thereto), within the required time; and

     (b) use its best efforts to obtain Regulatory Approval prior to the deadline referred to herein.

4. REGULATORY APPROVAL

4.1 Notwithstanding any other term of this Agreement, this Agreement and the subscription provided for hereunder are subject to the Company obtaining the approval of the TSE ("Regulatory Approval"). In the event that Regulatory Approval is not obtained, this Agreement will terminate and be of no further force and effect and the Subscription Amount will be returned to the Purchaser without interest or deduction.

5. CLOSING

5.1 The completion of the subscription contemplated under this Agreement shall occur on or before the tenth business day (the "Closing Date") following the filing of a copy of this agreement with the TSE. The Company shall deliver to the Purchaser, no later than the Closing Date, the Securities for the Subscription Amount to the Purchaser as provided for below by the Purchaser.

6.       GENERAL

6.1 For the purposes of this Agreement, time is of the essence.

6.2 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may, either before or after the execution of this Agreement, be reasonably required to carry out the full intent and meaning of this Agreement.

6.3 This Agreement shall be subject to, governed by and construed in accordance with the laws of British Columbia.

6.4 This Agreement may not be assigned by either party hereto.

6.5 This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this written Agreement effective as of the Effective Date.


THE CORPORATE SEAL of MOUNTAIN PROVINCE          )
MINING INC. was hereunto affixed in the          )
presence of:                                     )           c/s
                                                 )
-------------------------------------------------)

TO BE COMPLETED BY THE PURCHASER:

A. NAME AND ADDRESS The name and address (to establish the Purchaser's jurisdiction of residence for the purpose of determining the applicable Securities Rules) of the purchaser (the "Purchaser") is as follows:


                                    Bottin (International) Investments Limited
                                    ------------------------------------------
                                    Name

                                    57/63 Line Wall Road
                                    ------------------------------------------
                                    Street Address

                                    Gibraltar
                                    ------------------------------------------


                                    ------------------------------------------
                                    City and Province or State


                                    ------------------------------------------
                                    Country


                                                              ----------------
                                                              Postal Code

REGISTRATION INSTRUCTIONS The name and address of the person in whose name the Purchaser's Securities are to be registered is as follows (if the name and address is the same as was inserted in paragraph A above, then insert "N/A"):


                                       N/A
                                    ------------------------------------------
                                    Name


                                    ------------------------------------------
                                    Street Address


                                    ------------------------------------------


                                    ------------------------------------------
                                    City and Province or State


                                    ------------------------------------------
                                    Country


                                                              ----------------
                                                              Postal Code

B. DELIVERY INSTRUCTIONS The name and address of the person to whom the Securities referred to in paragraph A above are to be delivered is as follows (if the name and address is the same as was inserted in paragraph A above, then insert "N/A"):

                                       N/A
                                    ------------------------------------------
                                    Name


                                    ------------------------------------------
                                    Street Address


                                    ------------------------------------------


                                    ------------------------------------------
                                    City and Province or State


                                    ------------------------------------------
                                    Country


                                                              ----------------
                                                              Postal Code


C.       SUBSCRIPTION AMOUNT  The minimum is CDN$100,000:


                  Subscription Funds:               CDN$  USD 500,000  .
                                                         ---------------

                  Number of Securities:                    1,257,000     units.
                                                         ---------------

                  Note: The number of units must equal the Subscription Funds divided by price of CDN$0.60 per unit. Each unit consists of one common share and one half of a non-transferable share purchase warrant. Each whole warrant is exercisable to purchase an additional share for a period of two years at a price of CDN$0.70 per share in the first year, and CDN$0.80 per share in the second year.

TO BE COMPLETED AND SIGNED BY THE PURCHASER:


__Bottin (International) Investments Limited_____
Name of the "Purchaser" - use the name inserted in paragraph A above.

Per:

                  Brenda B Tattersall
                  ---------------------------------
                  Signature of Purchaser

                  Director
                  ---------------------------------
                  Title (if applicable)

                          TORONTO STOCK EXCHANGE FORMS

                 PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING


To be completed by each proposed private placement purchaser of listed Securities or Securities which are convertible into listed Securities.


                                  QUESTIONNAIRE

1.   DESCRIPTION OF TRANSACTION

     (a)      Name of issuer of the Securities:

              Mountain Province Mining Inc.

     (b)      Number and Class of Securities to be Purchased:

              1,257,000      units. Each unit consists of one
              common share and one half of a non-transferable share purchase warrant. Each whole warrant is exercisable to purchase an additional share for a period of two years at a price of CDN$0.70 per share in the first year, and CDN$0.80 per share in the second year.

     (c)      Purchase Price:  CDN$0.60 per  unit.

2.   DETAILS OF PURCHASER

     (a)      Name of purchaser:     Bottin (International) Investments Limited

     (b)      Address:               57/63 Line Wall Road
                                     ------------------------------------

                                     Gibraltar
                                     ------------------------------------


                                     ------------------------------------

     (c) Names and address of persons having a greater than 10% beneficial interest in the purchaser:

              Dermot Desmond, c/o 57/63 Line Wall Road, Gibraltar

3.   RELATIONSHIP TO ISSUER

     (a) Is the purchaser (or any person named in response to 2(c) above) an insider of the Issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider:

               Director:                     Senior Officer:
                        --------------------                 ---------------

               Senior Employee:              Greater than 10% Shareholder:
                                ------------                              ----

               Other:
                      ----------------------

     (b) If the answer to (a) is "no", are the purchaser and the Issuer controlled by the same person or company? If so, give details:

              No:           Yes:      ; if "Yes", then:
                  -----         ------                 ------------------------

4.    DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

      Give details of all trading by the purchaser, as principal, in the Securities of the Issuer (other than debt Securities which are not convertible into equity Securities), directly or indirectly, within the 60 days preceding the date hereof:

           None
      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------


                                   UNDERTAKING

TO:      THE TORONTO STOCK EXCHANGE

The undersigned has subscribed for and agreed to purchase, as principal, the Securities described in Item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said Securities so purchased or any Securities derived therefrom for a period of six months from the date of the closing of the transaction herein or for such period as is prescribed by applicable Securities legislation, whichever is longer, without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED at       Gibraltar                , this 25th day of   October, 2000.
        --------------------------------       ----        ---------

                                     Bottin (International) Investments Limited
                                     ------------------------------------------
                                     (Name of Purchaser - please print)

                                     Brenda B Tattersall
                                     ------------------------------------------
                                     (Authorized Signature)

                                     Director
                                     ------------------------------------------
                                     (Official capacity - please print)

                                     Brenda B Tattersall
                                     ------------------------------------------
                                     (Please print name of individual whose
                                     signature appears above, if different from name of purchaser printed above)

                                   SCHEDULE A

                 ONLY U.S. SUBSCRIBERS NEED TO COMPLETE AND SIGN



          (Capitalized terms not specifically defined herein shall have the meaning ascribed to them in the Subscription
           Form to which this Schedule is attached. In this Schedule,
           "Securities" means a Securities or Securities or any Shares of the Company issued pursuant to the conversion of a Securities)



In connection with the execution of the Subscription Form dated as of September 30, 2000 (the "Agreement") attached hereto, the undersigned (the "Subscriber") covenants, represents and warrants to the Company that:

(a) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

(b) the Company has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities;

(c) it is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws;

(d) it understands that the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements;

(e) it satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

                  ____  Category 1.       An organization described in Section
                                          501(c)(3) of the United States
                                          Internal Revenue Code, a corporation,
                                          a Massachusetts or similar business
                                          trust or partnership, not formed for
                                          the specific purpose of acquiring the
                                          Securities, with total assets in
                                          excess of US$5,000,000;

                  ____  Category 2.       A natural person whose individual net
                                          worth, or joint net worth with that
                                          person's spouse, at the date hereof
                                          exceeds US$1,000,000;

                  ____  Category 3.       A natural person who had an individual
                                          income in excess of US$200,000 in each
                                          of the two most recent years or joint
                                          income
                                          with that person's spouse in excess of
                                          US$300,000 in each of those years and
                                          has a reasonable expectation of
                                          reaching the same income level in the
                                          current year;

                  ____  Category 4.       A trust that (a) has total assets in
                                          excess of US$5,000,000, (b) was not
                                          formed for the specific purpose of
                                          acquiring the Securities and (c) is
                                          directed in its purchases of
                                          securities by a person who has such
                                          knowledge and experience in financial
                                          and business matters that he/she is
                                          capable of evaluating the merits and
                                          risks of an investment in the
                                          Securities;

                  ____  Category 5.       An investment company registered under
                                          the Investment Company Act of 1940 or
                                          a business development company as
                                          defined in Section 2(a)(48) of that
                                          Act;

                  ____  Category 6.       A Small Business Investment Company
                                          licensed by the U.S. Small Business
                                          Administration under Section 301(c) or
                                          (d) of the Small Business Investment
                                          Act of 1958;

                  ____  Category 7.       A private business development company
                                          as defined in Section 202(a)(22) of
                                          the Investment Advisors Acts of 1940;
                                          or

                  ____  Category 8.       An entity in which all of the equity
                                          owners satisfy the requirements of one
                                          or more of the foregoing categories.

(f) it has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;
(g) if it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:

         (i)      the sale is to the Company;

         (ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act and in compliance with applicable local laws and regulations;

         (iii) the sale is made pursuant to the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "Blue Sky" laws; or

         (iv) the Securities are sold in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;


(h) the certificates representing the Securities will bear a legend stating that such shares have not been registered under the Securities Act or the securities laws of any state of the United States and may not be offered for sale or sold unless registered under the Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available;

(i) it understands and agrees that the Securities may not be converted into Shares of the Company in the United States or by or on behalf of a "U.S. Person" or a person in the United States unless registered under the 1933 Act and any applicable state securities laws or unless an exemption from such registration requirements is available and that certificates representing the Shares will bear a legend to such effect;

(j) it understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Securities. The Company gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned's acquisition or disposition of such Securities. In particular, no determination has been made whether the Company will be a "passive foreign investment company" ("PFIC") within the meaning of Section 1291 of the United States Internal Revenue Code;

(k) it understands and agrees that the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies; and

(l) it consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein.

         ONLY U.S. SUBSCRIBERS NEED TO COMPLETE AND SIGN



Dated this ______ day of __________________, 200_.



                                    -----------------------------------
                                    (Name of Subscriber - please print)

                                    By:
                                        -------------------------------
                                        (Authorized Signature)

                                    ----------------------------------
                                    (Official Capacity or Title - please print)

                                    ----------------------------------
                                    (Please print name of individual whose
                                    signature appears above if different than the name of the Subscriber printed above)

                             JOINT FILING AGREEMENT

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it or him contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

         This Agreement may be executed counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated:  November 8, 2000


                                     BOTTIN (INTERNATIONAL) INVESTMENTS
                                     LIMITED

                                     By:      /s/ Brenda B. Tattersall
                                          ----------------------------------
                                          Name: Brenda B. Tattersall
                                          Title: Director


                                     By:      /s/ Dermot Desmond
                                          ----------------------------------
                                          Name: Dermot Desmond